As filed with the Securities and Exchange Commission on November 17, 2023

Investment Company Act of 1940 Registration No. 811-03605

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT

UNDER

THE INVESTMENT COMPANY ACT OF 1940

Amendment No. 135	☒

(Check appropriate box or boxes.)

NORTHERN INSTITUTIONAL FUNDS

(Exact Name of Registrant as Specified in Charter)

50 S. LaSalle Street

Chicago, Illinois 60603

(Address of Principal Executive Offices)

800-637-1380

(Registrant’s Telephone Number, including Area Code)

Name and Address of Agent for Service:	with a copy to:

Michael Mabry	Kevin P. O’Rourke
Stradley Ronon Stevens & Young, LLP	Jose J. Del Real, Esq.
2005 Market Street	The Northern Trust Company
Suite 2600	50 South LaSalle Street
Philadelphia, Pennsylvania 19103	Chicago, Illinois 60603

EXPLANATORY NOTE

This Amendment No. 135 (the “Amendment”) to the Registration Statement of Northern Institutional Funds (the “Registrant”) on Form N-1A is being filed under the Investment Company Act of 1940 (“1940 Act”) to amend and supplement Amendment No. 134 to the Registrant’s Registration Statement on Form N-1A filed on July 31, 2023 under the 1940 Act (Accession No. 0001193125-23-199379) (“Amendment No. 134”), as pertaining to Part B of the Liquid Assets Portfolio (the “Portfolio”), a series of the Registrant.

Part A as filed in Amendment No. 133 is incorporated herein by reference.

Shares of beneficial interest in this Portfolio are not registered under the Securities Act of 1933, as amended (the “1933 Act”), in accordance with Regulation D under the 1933 Act. This Amendment is not offering to sell, or soliciting any offer to buy, any security to the public within the meaning of the 1933 Act.

The audited financial statements and the report of the independent registered public accounting firm of the Portfolio for the fiscal year ended November 30, 2022 (as filed on February 1, 2023 (Accession No.  0001193125-23-020961)) and the unaudited semi-annual financial statements of the Portfolio for the fiscal period ended May 31, 2023 (as filed on August 3, 2023 (Accession No. 0001193125-23-202520)) contained in the Annual and Semi-Annual Reports of the Portfolio, respectively, are incorporated herein by reference.

This Amendment relates only to the Portfolio and does not incorporate by reference the currently effective Part A and Part B for the Registrant’s other series.

STATEMENT OF ADDITIONAL INFORMATION (“SAI”) AMENDMENT

NORTHERN INSTITUTIONAL FUNDS

LIQUID ASSETS PORTFOLIO

AMENDMENT DATED NOVEMBER 17, 2023 TO

SAI DATED MARCH 30, 2023, AS AMENDED JULY 31, 2023

At a meeting held November 15, 2023, the Board of Trustees of Northern Institutional Funds approved the removal of the Portfolio’s non-fundamental policy relating to borrowing. Accordingly, effective November 17, 2023, the following non-fundamental investment policy on page 25 of the SAI is deleted:

Notwithstanding Investment Restriction No. 8, the Portfolio intends, as a non-fundamental policy, to limit all borrowings to no more than 25% of the Portfolio’s total assets (including the amount borrowed).

Please retain this amendment with your SAI for future reference.

50 South LaSalle Street P.O. Box 75986 Chicago, Illinois 60675-5986 800-637-1380 northerntrust.com/institutional	NIF SPT SAI LAP (11/23)

PART C: OTHER INFORMATION

ITEM 28.    EXHIBITS

(a)	(1)	Agreement and Declaration of Trust dated July 1, 1997 incorporated by reference to Exhibit 1 to Post-Effective Amendment No. 36 filed on January 16, 1998.

	(2)	Amendment No. 1 dated February 25, 1998 to the Agreement and Declaration of Trust incorporated by reference to Exhibit (a)(2) to Post-Effective Amendment No. 39 filed on February 1, 1999.

	(3)	Amendment No. 2 dated May 15, 1998 to the Agreement and Declaration of Trust incorporated by reference to Exhibit (a)(3) to Post-Effective Amendment No. 39 filed on February 1, 1999.

	(4)	Amendment No. 3 dated October 5, 1999 to the Agreement and Declaration of Trust incorporated by reference to Exhibit (a)(4) to Post-Effective Amendment No. 41 filed on October 14, 1999.

	(5)	Amendment No. 4 dated January 24, 2000 to the Agreement and Declaration of Trust incorporated by reference to Exhibit (a)(5) to Post-Effective Amendment No. 43 filed on January 28, 2000.

	(6)	Amendment No. 5 dated May 2, 2000 to the Agreement and Declaration of Trust incorporated by reference to Exhibit (a)(6) to Post-Effective Amendment No. 46 filed on January 17, 2001.

	(7)	Amendment No. 6 dated November 1, 2000 to the Agreement and Declaration of Trust incorporated by reference to Exhibit (a)(7) to Post-Effective Amendment No. 46 filed on January 17, 2001.

	(8)	Amendment No. 7 dated July 31, 2001 to the Agreement and Declaration of Trust incorporated by reference to Exhibit (a)(8) to Post-Effective Amendment No. 49 filed on July 31, 2001.

	(9)	Amendment No. 8 dated April 29, 2003 to the Agreement and Declaration of Trust incorporated by reference to Exhibit (a)(9) to Post-Effective Amendment No. 53 filed on March 29, 2004.

	(10)	Amendment No. 9 dated May 6, 2005 to the Agreement and Declaration of Trust incorporated by reference to Exhibit (a)(10) to Post-Effective Amendment No. 56 filed on March 30, 2006.

	(11)	Amendment No. 10 dated November 3, 2006 to the Agreement and Declaration of Trust incorporated by reference to Exhibit (a)(11) to Post-Effective Amendment No. 57 filed on March 30, 2007.

	(12)	Amendment No. 11 dated May 9, 2008 to the Agreement and Declaration of Trust incorporated by reference to Exhibit (a)(12) to Post-Effective Amendment No. 61 filed on August 20, 2008.

	(13)	Amendment No. 12 dated September 24, 2008 to the Agreement and Declaration of Trust incorporated by reference to Exhibit (a)(13) to Post-Effective Amendment No. 62 filed on March 30, 2009.

	(14)	Amendment No. 13 dated February 17, 2010 to the Agreement and Declaration of Trust incorporated by reference to Exhibit (a)(14) to Post-Effective Amendment No. 65 filed on June 15, 2010.

	(15)	Amendment No. 14 dated July 31, 2010 to the Agreement and Declaration of Trust incorporated by reference to Exhibit (a)(15) to Post-Effective Amendment No. 66 filed on March 2, 2011.

	(16)	Amendment No. 15 dated February 18, 2011 to the Agreement and Declaration of Trust incorporated by reference to Exhibit (a)(16) to Post-Effective Amendment No. 66 filed on March 2, 2011.

	(17)	Amendment No. 16 dated February 18, 2011 to the Agreement and Declaration of Trust incorporated by reference to Exhibit (a)(17) to Post-Effective Amendment No. 69 filed on March 21, 2012.

	(18)	Amendment No. 17 dated February 18, 2011 to the Agreement and Declaration of Trust incorporated by reference to Exhibit (a)(18) to Post-Effective Amendment No. 69 filed on March 21, 2012.

	(19)	Amendment No. 18 dated November 4, 2011 to the Agreement and Declaration of Trust incorporated by reference to Exhibit (a)(19) to Post-Effective Amendment No. 69 filed on March 21, 2012.

	(20)	Amendment No. 19 dated April 1, 2012 to the Agreement and Declaration of Trust incorporated by reference to Exhibit (a)(20) to Post-Effective Amendment No. 69 filed on March 21, 2012.

	(21)	Amendment No. 20 dated November 16, 2012 to the Agreement and Declaration of Trust incorporated by reference to Exhibit (a)(21) to Post-Effective Amendment No. 71 filed on March 22, 2013.

	(22)	Amendment No. 21 dated February 15, 2013 to the Agreement and Declaration of Trust incorporated by reference to Exhibit (a)(22) to Post-Effective Amendment No. 71 filed on March 22, 2013.

	(23)	Amendment No. 22 dated May 22, 2014 to the Agreement and Declaration of Trust incorporated by reference to Exhibit (a)(23) to Post-Effective Amendment No. 75 filed on July 7, 2014.

	(24)	Amendment No. 23 dated October 1, 2016 to the Agreement and Declaration of Trust incorporated by reference to Exhibit (a)(24) to Post-Effective Amendment No. 83 filed on September 29, 2016.

	(25)	Amendment No. 24 dated October 7, 2016 to the Agreement and Declaration of Trust incorporated by reference to Exhibit (a)(25) to Post-Effective Amendment No. 86 filed on March 29, 2017.

	(26)	Amendment No. 25 dated November 17, 2016 to the Agreement and Declaration of Trust incorporated by reference to Exhibit (a)(26) to Post-Effective Amendment No. 86 filed on March 29, 2017.

	(27)	Amendment No. 26 dated May 18, 2017 to the Agreement and Declaration of Trust incorporated by reference to Exhibit (a)(27) to Post-Effective Amendment No. 88 filed on June 26, 2017.

	(28)	Amendment No. 27 dated August 24, 2017 to the Agreement and Declaration of Trust incorporated by reference to Exhibit (a)(28) to Post-Effective Amendment No. 89 filed on September 8, 2017.

	(29)	Amendment No. 28 dated November 28, 2017 to the Agreement and Declaration of Trust incorporated by reference to Exhibit (a)(29) to Post-Effective Amendment No. 91 filed March 28, 2018.

	(30)	Amendment No. 29 dated July 10, 2020 to the Agreement and Declaration of Trust, incorporated by reference to Exhibit (a)(30) to Post-Effective Amendment No. 101 filed on March 26, 2021.

	(31)	Amendment No. 30 dated February 12, 2021 to the Agreement and Declaration of Trust, incorporated by reference to Exhibit (a)(31) to Post-Effective Amendment No. 101 filed on March 26, 2021.

	(32)	Amendment No. 31 dated April 1, 2021 to the Agreement and Declaration of Trust, incorporated by reference to Exhibit (a)(32) to Post-Effective Amendment No. 101 filed on March 26, 2021.

	(33)	Amendment No. 32 dated August 19, 2021 to the Agreement and Declaration of Trust, incorporated by reference to Exhibit (a)(33) to Post-Effective Amendment No. 102 filed on October 6, 2021.

	(34)	Amendment No. 33 dated May 18, 2023 to the Agreement and Declaration of Trust incorporated by reference to Exhibit (a)(34) to Post-Effective Amendment No. 134 filed on July 31, 2023.

(b)	(1)	Amended and Restated By-Laws adopted August 2, 2000 incorporated by reference to Exhibit (b)(2) to Post-Effective Amendment No. 46 filed on January 17, 2001.

	(2)	Amendment No. 1 adopted July 29, 2003 to the Amended and Restated By-Laws incorporated by reference to Exhibit (b)(2) to Post-Effective Amendment No. 53 filed on March 29, 2004.

	(3)	Amendment No. 2 adopted April 27, 2004 to the Amended and Restated By-Laws incorporated by reference to Exhibit (b)(3) to Post-Effective Amendment No. 54 filed on January 28, 2005.

	(4)	Amendment No. 3 adopted July 27, 2004 to the Amended and Restated By-Laws incorporated by reference to Exhibit (b)(4) to Post-Effective Amendment No. 54 filed on January 28, 2005.

	(5)	Amendment No. 4 adopted February 14, 2008 to the Amended and Restated By-Laws incorporated by reference to Exhibit (b)(5) to Post-Effective Amendment No. 59 filed on March 14, 2008.

	(6)	Amendment No. 5 adopted November 5, 2010 to the Amended and Restated By-Laws incorporated by reference to Exhibit (b)(6) to Post-Effective Amendment No. 66 filed on March 2, 2011.

	(7)	Amendment No. 6 adopted August 19, 2015 to the Amended and Restated By-Laws incorporated by reference to Exhibit (b)(7) to Post-Effective Amendment No. 80 filed on March 29, 2016.

	(8)	Amended and Restated By-Law Amendment No. 6, adopted August 19, 2015 and Amended and Restated on August 24, 2017 incorporated by reference to Exhibit (b)(8) to Post-Effective Amendment No. 89 filed on September 8, 2017.

(c)		Articles IV, V, VI, VII and IX of the Agreement and Declaration of Trust dated July 1, 1997 incorporated by reference to Exhibit 1 to Post-Effective No. 36 filed on January 16, 1998.

(d)	(1)	Management Agreement between the Registrant, on behalf of Treasury Portfolio and Treasury Instruments Portfolio, and Northern Trust Investments, Inc. dated June 30, 2014 incorporated by reference to Exhibit (d)(1) to Post-Effective Amendment No. 76 filed on September 5, 2014.

(i) Second Amended and Restated Exhibit A dated April 1, 2021 to the Management Agreement between the Registrant, on behalf of Treasury Portfolio and Treasury Instruments Portfolio, and Northern Trust Investments, Inc. dated June 30, 2014, incorporated by reference to Exhibit (d)(3) to Post-Effective Amendment No. 101 filed on March 26, 2021.

	(2)	Management Agreement dated June 30, 2014 between the Registrant and Northern Trust Investments, Inc. on behalf of the Liquid Assets Portfolio filed as Exhibit (d)(3) to Amendment No. 92.

	(3)	Management Agreement between the Registrant, on behalf of U.S. Government Select Portfolio and U.S. Government Portfolio, and Northern Trust Investments, Inc. dated July 31, 2014 incorporated by reference to Exhibit (d)(2) to Post-Effective Amendment No. 76 filed on September 5, 2014.

(i) Amended and Restated Exhibit A dated April 1, 2021 to the Management Agreement between the Registrant, on behalf of U.S. Government Select Portfolio and U.S. Government Portfolio, and Northern Trust Investments, Inc. dated July 31, 2014, incorporated by reference to Exhibit (d)(4) to Post-Effective Amendment No. 101 filed on March 26, 2021.

	(4)	Fee Reduction Commitment between the Registrant and Northern Trust Investments, Inc. dated April 1, 2017, incorporated by reference to Exhibit (d)(18) to Post-Effective Amendment No. 86 filed on March 29, 2017.

	(5)	Expense Reimbursement Agreement between the Registrant and Northern Trust Investments, Inc. dated March 31, 2022 incorporated by reference to Exhibit (d)(4) to Post-Effective Amendment No. 104 filed on March 25, 2022.

(e)	(1)	Distribution Agreement dated May 31, 2017 between the Registrant and Northern Funds Distributors, LLC incorporated by reference to Exhibit (e)(1) to Post-Effective Amendment No. 88 filed on June 26, 2017.

(i) Amended and Restated Schedule A dated April 1, 2021 to the Distribution Agreement dated May 31, 2017 between the Registrant and Northern Funds Distributors, LLC, incorporated by reference to Exhibit (e)(2) to Post-Effective Amendment No. 101 filed on March 26, 2021.

	(2)	Placement Agency Agreement dated May 31, 2017 between the Registrant and Northern Funds Distributors, LLC filed as Exhibit (e) to Amendment No. 113 filed on March 28, 2018.

	(3)	Novation Agreement effective September 30, 2021 between the Registrant and Northern Funds Distributors, LLC is incorporated by reference to Exhibit (e)(3) to Post-Effective Amendment No. 104 filed on March 25, 2022.

	(4)	Novation Agreement effective September 30, 2021 between the Northern Institutional Funds, on behalf of the Liquid Assets Portfolio and Northern Funds Distributors, LLC incorporated by reference to Exhibit (e)(4) to Post-Effective Amendment No. 104 filed on March 25, 2022.

(f)		Not applicable.

(g)	(1)	Custody Agreement between the Registrant and The Northern Trust Company dated June 30, 2014 incorporated by reference to Exhibit (g)(1) to Post-Effective Amendment No. 76 filed on September 5, 2014.

	(2)	Amended and Restated Schedule A dated August 22, 2019 to the Custody Agreement dated June 30, 2014 between the Registrant and The Northern Trust Company incorporated by reference to Exhibit (g)(2) to Post-Effective Amendment No. 99 filed March 27, 2020.

	(3)	Amended and Restated Schedule B dated April 1, 2021 to the Custody Agreement dated June 30, 2014, incorporated by reference to Exhibit (g)(3) to Post-Effective Amendment No. 101 filed on March 26, 2021.

	(4)	Amended and Restated Schedule I dated March 2, 2023 to the Custody Agreement dated June 30, 2014 between the Registrant and The Northern Trust Company incorporated by reference to Exhibit (g)(4) to Post-Effective Amendment No. 105 filed on March 27, 2023.

	(5)	Amendment to Custody Agreement dated August 1, 2019 between the Registrant and The Northern Trust Company incorporated by reference to Exhibit (g)(4) to Post-Effective Amendment No. 99 filed on March 27, 2020.

(h)	(1)	Transfer Agency and Service Agreement between the Registrant and The Northern Trust Company dated June 30, 2014 incorporated by reference to Exhibit (h)(1) to Post-Effective Amendment No. 76 filed on September 5, 2014.

	(2)	Amended and Restated Schedule A dated April 1, 2021 to the Transfer Agency and Service Agreement dated June 30, 2014 between the Registrant and The Northern Trust Company incorporated by reference to Exhibit (h)(2) to Post-Effective Amendment No. 101 filed March 26, 2021.

	(3)	Amended and Restated Schedule B dated April 1, 2021 to the Transfer Agency and Service Agreement dated June 30, 2014 between the Registrant and The Northern Trust Company incorporated by reference to Exhibit (h)(3) to Post-Effective Amendment No. 101 filed on March 26, 2021.

	(4)	Amendment to Transfer Agency and Service Agreement dated November 15, 2018 between the Registrant and The Northern Trust Company incorporated by reference to Exhibit (h)(23) to Post-Effective Amendment No. 95 filed on March 27, 2019.

	(5)	Amendment to Transfer Agency and Service Agreement dated August 1, 2019 between the Registrant and The Northern Trust Company incorporated by reference to Exhibit (h)(7) to Post-Effective Amendment No. 99 filed on March 27, 2020.

	(6)	Service Plan for the Service Class and the Premier Class dated January 27, 1998, as amended on February 2, 2001, February 13, 2004, November 19, 2015 and November 14, 2019 and Related Forms of Servicing Agreement incorporated by reference to Exhibit (h)(8) to Post-Effective Amendment No. 99 filed on March 27, 2020.

(i)	(1)	Opinion and Consent of Stradley Ronon Stevens & Young LLP, dated December 3, 2021, incorporated by reference to Exhibit (i) to Post-Effective Amendment No. 103 filed on December 3, 2021.

	(2)	Opinion of Faegre Drinker Biddle And Reath LLP dated March 26, 2021, incorporated by reference to Exhibit (i)(1) to Post-Effective Amendment No. 101 filed on March 26, 2021.

(j)		Not Applicable.

(k)		Not Applicable.

(l)	(1)	Subscription Agreement dated December 8, 1982 with Goldman, Sachs & Co. incorporated by reference to Exhibit 13 to Post-Effective Amendment No. 38 filed on March 27, 1998.

	(2)	Amendment No. 1 dated May 16, 1983 to Subscription Agreement with Goldman, Sachs & Co. incorporated by reference to Exhibit 13(a) to Post-Effective Amendment No. 38 filed on March 27, 1998.

	(3)	Amendment No. 2 dated May 19, 1983 to Subscription Agreement with Goldman, Sachs & Co. incorporated by reference to Exhibit 13(b) to Post-Effective Amendment No. 38 filed on March 27, 1998.

	(4)	Amendment No. 3 dated October 25, 1985 to Subscription Agreement with Goldman, Sachs & Co. incorporated by reference to Exhibit 13(c) to Post-Effective Amendment No. 38 filed on March 27, 1998.

	(5)	Purchase Agreement dated September 24, 2008 for shares of the Treasury Portfolio incorporated by reference to Exhibit (l)(6) to Post-Effective Amendment No. 62 filed on March 30, 2009.

	(6)	Purchase Agreement dated August 24, 2017 for Treasury Instruments Portfolio incorporated by reference to Exhibit (l)(6) to Post-Effective Amendment No. 89 filed on September 8, 2017.

(m)		Not Applicable.

(n)		Amended and Restated Plan pursuant to Rule 18f-3 for Operation of a Multi-Class System dated August 19, 2021, incorporated by reference to Exhibit (n)(1) to Post-Effective Amendment No. 102 filed on October 6, 2021.

(o)		Reserved.

(p)	(1)	Amended Code of Ethics of the Trust adopted August 2, 2000, as revised August 7, 2019 incorporated by reference to Exhibit (p)(1) to Post-Effective Amendment No. 99 filed on March 27, 2020.

	(2)	Amended Code of Ethics of Northern Trust Investments, Inc. adopted February 1, 2005, as amended April 1, 2021, incorporated by reference to Exhibit (p)(2) to Post-Effective Amendment No. 101 filed on March 26, 2021.

(q)		Powers of Attorney incorporated by reference to Exhibit (q) to Post-Effective Amendment No.105 filed on March 27, 2023.

ITEM 29.    PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH THE REGISTRANT

Northern Institutional Funds (the “Registrant”) is controlled by its Board of Trustees. As of the date of this Registration Statement, Northern Funds, a Delaware Statutory Trust, is under common control with the Registrant.

ITEM 30.    INDEMNIFICATION

Section 3 of Article IV of the Registrant’s Agreement and Declaration of Trust dated July 1, 1997, as amended, provides for indemnification of the Registrant’s Trustees and officers under certain circumstances. The Agreement and Declaration of Trust is incorporated by reference herein.

Each Management Agreement includes Section 11 between the Registrant and Northern Trust Investments, Inc., the investment adviser for each series of the Registrant (the “Investment Adviser” or “NTI”) which provides for indemnification of NTI as it relates to advisory services it provides to the Registrant or, in lieu thereof, contribution by the Registrant, under certain circumstances.

Section 11 of each Management Agreement also provides for indemnification of NTI as it relates to administration services and duties, against all claims except those resulting from the willful misfeasance, bad faith, negligence or reckless disregard of NTI, or NTI’s breach of confidentiality. The Management Agreements are incorporated by reference herein.

Section 3 of the Placement Agency Agreement and Distribution Agreement between the Registrant and Northern Funds Distributors, LLC (“NFD”) provides that the Registrant will indemnify NFD against certain liabilities relating to untrue statements, or alleged untrue statements, or omissions of material fact except those resulting from the reliance on information furnished to the Registrant by NFD, or those resulting from NFD’s willful misfeasance, bad faith or negligence in the performance of its duties and obligations, or by reason of NFD’s reckless disregard of its duties and obligations under the Placement Agency Agreement or Distribution Agreement, or NFD’s breach of confidentiality. Section 3 of the Placement Agency Agreement and Distribution Agreement also provides that NFD will indemnify the Trustees and officers of the Registrant against certain liabilities relating to untrue statements, or alleged untrue statements, or omissions of material fact resulting from the reliance on information furnished to the Registrant by NFD, and those liabilities resulting from NFD’s willful misfeasance, bad faith, negligence or reckless disregard of its duties and obligations under the Placement Agency Agreement and Distribution Agreement, respectively, or NFD’s breach of its confidentiality obligations under the Placement Agency Agreement and Distribution Agreement, respectively. The Placement Agency Agreement and Distribution Agreement are incorporated by reference herein.

A mutual fund trustee and officer liability policy purchased by the Registrant insures the Registrant and its Trustees and officers, subject to the policy’s coverage limits and exclusions and varying deductibles, against loss resulting from claims by reason of any act, error, omission, misstatement, misleading statement, neglect or breach of duty.

ITEM 31.    BUSINESS AND OTHER CONNECTIONS OF THE INVESTMENT ADVISER

Northern Trust Investments, Inc. (“NTI”), an indirect subsidiary of Northern Trust Corporation, serves as investment adviser of each of the Portfolios. NTI is referred to as the “Investment Adviser.” NTI is an Illinois State Banking Corporation and an investment adviser registered under the Investment Advisers Act of 1940, as amended. It primarily manages assets for institutional and individual separately managed accounts, investment companies and bank common and collective funds. Northern Trust Corporation is regulated by the Board of Governors of the Federal Reserve System as a financial holding company under the U.S. Bank Holding Company Act of 1956, as amended. NTI is located at 50 South LaSalle Street, Chicago, Illinois 60603. Set forth below is a list of officers and directors of NTI, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years. The tables below were provided to the Registrant by the Investment Adviser for inclusion in this Registration Statement.

Name and Position with Investment Adviser (NTI)	Name of Other Company	Position with Other Company

Abunassar, John Director and Executive Vice President	The Northern Trust Company	Executive Vice President

Carroll, Stephen Elliott Senior Vice President, Chief Financial Officer, and Treasurer	Belvedere Advisors LLC	Chief Financial Officer and Senior Vice President

Carberry, Craig R. Senior Vice President, Chief Legal Officer, Senior Trust Officer and Secretary	The Northern Trust Company 50 South Capital Advisors, LLC Belvedere Advisors LLC Northern Trust Securities, Inc.	Deputy General Counsel and Senior Vice President Chief Legal Officer and Secretary Chief Legal Officer and Secretary Secretary

Chappell, Darlene Vice President and Anti-Money Laundering Compliance Officer	50 South Capital Advisors, LLC Belvedere Advisors LLC	AML Compliance Officer AML Compliance Officer

Del Real, Jose J. Assistant Secretary	The Northern Trust Company	Assistant General Counsel and Senior Vice President

Ewing, Peter K. Director and Senior Vice President	The Northern Trust Company	Senior Vice President

Name and Position with Investment Adviser (NTI)	Name of Other Company	Position with Other Company

Gamba, Daniel Director, Chairman, President and Chief Executive Officer	The Northern Trust Company	Executive Vice President and President – Asset Management

Hawkins, Sheri B. Director and Executive Vice President	None	None

Kumar, Archana Director, Executive Vice President and Chief Operating Officer	None	None

Manioudakis, Angelo Director, Chief Investment Officer and Executive Vice President	None	None

McInerney, Joseph W. Senior Vice President and Chief Risk Officer	None	None

Teufel, Maya G. Senior Vice President and Chief Compliance Officer	None	None

Wojnar, Darek Director and Executive Vice President	The Northern Trust Company	Executive Vice President

ITEM 32.    PRINCIPAL UNDERWRITERS

(a)

Northern Funds Distributors, LLC (the “Distributor”) serves as principal underwriter for the following investment companies registered under the Investment Company Act of 1940, as amended (other than the Registrant):

1.	Northern Funds

(b)

The following are the Officers and Manager of the Distributor, the Registrant’s underwriter, none of whom serve as an officer of the Registrant. The Distributor’s main business address is Three Canal Plaza, Suite 100, Portland, Maine 04101.

Name	Address	Position(s) with Distributor	Position(s) with Registrant
Teresa Cowan	111 E. Kilbourn Ave, Suite 2200, Milwaukee, WI 53202	President/Manager	None
Chris Lanza Kate Macchia	Three Canal Plaza, Suite 100, Portland, ME 04101 Three Canal Plaza, Suite 100, Portland, ME 04101	Vice President Vice President	None None
Nanette K. Chern	Three Canal Plaza, Suite 100, Portland, ME 04101	Vice President and Chief Compliance Officer	None
Kelly B. Whetstone Susan L. LaFond	Three Canal Plaza, Suite 100, Portland, ME 04101 111 E. Kilbourn Ave, Suite 2200, Milwaukee, WI 53202	Secretary Treasurer	None None

Item	32(c) Not applicable.

ITEM 33.    LOCATION OF ACCOUNTS AND RECORDS

The location of accounts and records was provided in the most recent report on Form N-CEN filed by the Registrant.

ITEM 34.    MANAGEMENT SERVICES

Not Applicable.

ITEM 35.    UNDERTAKINGS

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment No. 135 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago and State of Illinois on the 17th day of November, 2023.

NORTHERN INSTITUTIONAL FUNDS

By:	/s/ Peter K. Ewing
Peter K. Ewing
President